UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2006

MediCor Ltd.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50442	14-1871462
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 South Decatur Boulevard, Suite 300, Las Vegas, NV 89103
(Address of Principal Executive Offices)

(702) 932-4560
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On May 4, 2006, MediCor Ltd. (together with its subsidiaries, the “Company”) filed a Current Report on Form 8-K reporting the acquisition by the Company of all of the capital stock of Biosil Ltd. and Nagor Ltd. on April 28, 2006. A description of the acquisition is included in Item 2.01 below. The purpose of this Form 8-K/A is to amend the Current Report on Form 8-K filed on May 4, 2006 to include the transaction description and to include the financial information required by Item 9.01(a) — Financial Statements and Item 9.01(b) — Pro Forma Financial Information of Form 8-K, which information was omitted from the original filing and is being filed herewith within 71 days after the due date of the original Form 8-K filing, as permitted by Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 28, 2006, MediCor Ltd., through its wholly owned subsidiary, Biosil UK Ltd., completed the acquisition of privately owned Isle of Man (United Kingdom) based breast implant manufacturer Biosil Ltd. and related supplier Nagor Ltd., pursuant to an Agreement for the Sale and Purchase of the Shares of Biosil Limited and Nagor Limited dated September 13, 2005. The combined purchase price for both companies was £20 million plus 2.64 million shares of MediCor common stock. The Company paid £13 million in cash at closing from funds available as part of MediCor’s $50 million senior secured convertible note offering completed in April 2006. In conjunction with the transaction, the Company and each of the sellers, Mr. Gordon Evans, Mrs. Jessie Anne Evans, Mr. John A. Alsop and Mr. Joseph S. Gallagher, entered into Put and Call Option Agreements and a Registration Rights Agreement. Copies of these agreements have been attached to this Current Report on Form 8-K as exhibits and the Agreement for the Sale and Purchase of the Shares was incorporated by reference as an exhibit to this Current Report on Form 8-K. The terms of the acquisition were determined on the basis of arm’s-length negotiations and at values that the Company believes are below the values associated with comparable medical device companies.

Previous to, and apart from, the acquisition, MediCor, through its MediCor Aesthetics subsidiary, owned the distribution rights to sell Biosil manufactured saline-filled breast implants in the United States, subject to United States Food and Drug Administration approval, and in Canada. As part of the earlier acquisition of those rights from Hutchison International Inc., MediCor Aesthetics assumed the responsibility to compensate Hutchison for certain of its expenses in the United States, including payments made to Biosil Ltd. which Biosil recorded as fee income. Other than with respect to these distribution rights, these fee payments, and the transaction above, neither the Company nor, to the Company’s knowledge, any affiliates of the Company, or any director or officer of the Company, or any associate of such director or officer, has a material relationship with Biosil Ltd., Nagor Ltd. or any of the sellers.

Biosil manufactures and Nagor markets, a full range of breast implants for the aesthetic, plastic and reconstructive surgery markets, including silicone gel- and saline-filled breast implants and including both round and anatomical shapes and smooth or unique micro-textured surfaces. Biosil also manufactures a range of other silicone devices, including tissue expanders, testicular implants, gluteal implants, calf implants, facial implants and a range of scar management products. Biosil has also developed innovative products within the anesthesia and colorectal disciplines. Nagor employs approximately 35 persons and supplies the breast implant and associated products manufactured by Biosil to customers in approximately 60 countries throughout Europe, Asia, Oceania, Mexico, Central and South America and Africa. Biosil employs approximately 90 persons in its two ISO-certified manufacturing facilities, both of which have additional production capacity, thus enhancing MediCor’s ability to meet increased product demand and support new product introductions.

The foregoing summary of the Agreement for the Sale and Purchase of the Shares of Biosil Limited and Nagor Limited and the transactions contemplated thereby is qualified in its entirety by the complete text of the agreement, which is incorporated by reference as an exhibit to this Current Report on Form 8-K, and is not intended to provide any other factual information about the Company. Such information can be found in the filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov and in the Investors section of the Company’s website at http://www.medicorltd.com.

Item 9.01.  Financial Statements and Exhibits.

(a)                   Financial Statements

The audited combined financial statements of Biosil Ltd. and Nagor Ltd. for the years ended January 31, 2006 and 2005, which are required by paragraph (a) of Item 9.01 of Form 8-K with respect to the acquisition of the shares of Biosil Ltd. and Nagor Ltd. by the Company, are filed as part of this Current Report on Form 8-K/A as Exhibit 99.2.

(b)                  Pro Forma Financial Information

The pro forma financial information required by paragraph (b) of Item 9.01 of Form 8-K with respect to the acquisition of the shares of Biosil Ltd. and Nagor Ltd. by the Company is furnished as part of this Current Report on Form 8-K/A as Exhibit 99.3.

(d)                  Exhibits

2.1                 Agreement for the Sale and Purchase of the Shares of Biosil Limited and Nagor Limited dated September 13, 2005 (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed September 19, 2005).

10.1         Put and  Call Option Agreement dated April 28, 2006 between MediCor Ltd. and Mr. Gordon Evans. (Previously filed with this Current Report on Form 8-K).

10.2         Put and  Call Option Agreement dated April 28, 2006 between MediCor Ltd. and Mrs. Nancy Evans. (Previously filed with this Current Report on Form 8-K).

10.3         Put and  Call Option Agreement dated April 28, 2006 between MediCor Ltd. and Mr. John A. Alsop. (Previously filed with this Current Report on Form 8-K).

10.4         Put and  Call Option Agreement dated April 28, 2006 between MediCor Ltd. and Mr. Joseph S. Gallagher. (Previously filed with this Current Report on Form 8-K).

10.5           Registration Rights Agreement dated April 28, 2006 between MediCor Ltd. and Gordon Evans, Jessie Anne Evans, John A. Alsop and Joseph S. Gallagher. (Previously filed with this Current Report on Form 8-K).

99.1           Press Release of the Company dated May 1, 2006. (Previously filed with this Current Report on Form 8-K).

99.2           Audited combined financial statements of Biosil Ltd. and Nagor Ltd. for the years ended January 31, 2006 and 2005.

99.3           Unaudited pro forma condensed consolidated financial statement of operations giving effect to the combination of the Company and Biosil Ltd. and Nagor Ltd. for the year ending June 30, 2005 and unaudited pro forma condensed consolidated financial statement of operations and balance sheet for the nine months ended and at March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICOR, LTD.

By:	/s/ Theodore R. Maloney
Name: Theodore R. Maloney
Title: Chief Executive Officer

Dated: July 12, 2006